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                                                                  EXHIBIT 10.7.1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE SHARES
                           OF SERIES A PREFERRED STOCK


Company: 3D\fx Interactive, Inc., a California corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:                         87,500
                                          -----------------------------
Class of Stock:                           Series A Preferred Stock
                                          -----------------------------
Initial Exercise Price:                   $1.00  per share
                                          -----------------------------
Expiration Date:                          March 31, 2002
                                          -----------------------------
Date of Grant:                            March 31, 1995
                                          -----------------------------


               THIS CERTIFIES THAT, for value received, Lighthouse Capital Partners, L.P. is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

               1.     Definitions.

               As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

                      1. "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

                      2. "Common Stock" shall mean shares of the presently authorized common stock of the Company and any stock into which such common stock may hereafter be exchanged.

                      3. "Expiration Date" shall mean March 31, 2002.



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                      4. "Holder" shall mean any person who shall at the time be the holder of this Warrant.

                      5. "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

                      6. "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.

               2.     Term.

               The purchase right represented by this Warrant is exercisable, in whole or in part, at any time on or before the Expiration Date. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 3 B, without any action on the part of the Holder, immediately prior to the time this Warrant would otherwise expire on the Expiration Date

               3.     Method of Exercise; Payment; Issuance of New Warrant.

               A. Unless an election is made pursuant to clause B of this
Section 3, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the Shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder for the Warrant Price multiplied by the number of Shares to be purchased. In the event, however, that pursuant to the Company's Articles of Incorporation, as amended, an event causing automatic conversion of the Company's Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Preferred Stock not purchased upon any prior exercise of the Warrant would have been so converted (and, where the context requires, reference to "Preferred Stock" shall be deemed to include such Common Stock). The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 7, certificates for the other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within ten business days after the rights represented by this Warrant have been so exercised. Except as provided in clause B of this Section 3, in case a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new


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Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within 20 business days. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 7.

               B. The Holder, in lieu of exercising this Warrant by the payment of the purchase price pursuant to clause A of this Section 3 may elect, at any time on or before the Expiration Date, to receive that number of shares of Preferred Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Preferred Stock, less (B) the Warrant Price then in effect, multiplied by the number of shares of Preferred Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 3 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); (ii) over the Per Share Price.

               C. For purposes of clause B of this Section 3, "Per Share Price" means the product of: (i) the greater of (A) the average of the closing bid and asked prices of the Company's Common Stock as quoted by NASDAQ or the National Daily Quotation Service "Pink Sheets" or listed on any exchange, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10) trading days prior to the date of the Holder's election hereunder or (B) if applicable at the time of or in connection with the exercise under clause B of this Section 3, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which stockholders of the Company will receive for each share of Common Stock pursuant to a merger, reorganization or sale of assets; and (ii) that number of shares of Common Stock into which each share of Preferred Stock is convertible. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the Per Share Price of the Preferred Stock (or the equivalent number of shares of Common Stock into which such Preferred Stock is convertible) shall be the price per share, not less than the book value, as determined in good faith by the Company's Board of Directors; provided, however, that (i) the Company will notify Holder of such price within ten business days; (ii) Holder will have ten business days after receipt of such notice to dispute such price by written notice to Company; and (iii) thereafter the Company will appoint an appraiser reasonably acceptable to the Holder to determine the Per Share Price, the costs of which the Company will bear if the appraisal is 110% or more of that determined by the Board of Directors.

               4.     Exercise Price.

               The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Section 5 hereof.



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               5.     Adjustment of Number and Kind of Shares and Adjustment of
                      Warrant Price.


               A. Certain Definitions. As used in this Section 5 the following terms shall have the following respective meanings:

                      1. Options: rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities; and

                      2. Convertible Securities: any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               B. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                      1. Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company for each share of the Class of Stock. The aggregate warrant price of the new warrant shall be the aggregate Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the Warrant Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this subsection (1) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

                      2. Split, Subdivision or Combination or Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this



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subsection (2) shall become effective when the split, subdivision or combination becomes effective.

                      3. Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection
(3) shall become effective on the record date.

                      4. Distribution. If the Company at any time while this Warrant remains outstanding and unexpired shall declare, pay or distribute any cash or property dividends on, or rights to acquire, capital stock, or evidences of its indebtedness or assets to holders of shares of its capital stock, Holder shall, without additional cost, be entitled to receive upon conversion or exercise, in addition to the Shares, the cash, property, evidences of indebtedness and rights which Holder would have received if Holder had been a record holder of Shares on the record date for any such event.

                      5. Certain Events.If any change in the outstanding Preferred Stock of the Company or any other event occurs as to which the other provisions of this subsection (5) are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Warrant Price and/or the application of such provisions in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of



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shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

               C. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 5, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

               6.     Notice of Adjustments and Record Date of Other Matters.

               A. Whenever the Warrant Price shall be adjusted pursuant to
Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer or chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder at 100 Drake's Landing Road, Suite 260, Greenbrae, CA 94904. No person or entity other than Holder shall have any rights of first refusal with respect to the purchase, sale or other disposition of this Warrant or the Shares. The Company shall give the Holder 20 days prior written notice of any action that would require an adjustment of the Warrant Price pursuant to Section 5.

               B.    In the event that the Company shall propose at any time:

                      1. to declare any dividend or distribution upon the Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus, other than distributions to shareholders in connection with the repurchase of securities of former employees or consultants; or

                      2. to offer for subscription to the holders of any class or series of its capital stock any additional shares of stock of any class or series or any other rights; or

                      3. to effect any reclassification or recapitalization; or

                      4. to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;



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then, in connection with each such event, the Company shall send to the Holder:

                          a. at least 20 days' prior written notice of the date
on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining the rights to vote in respect of the matters referred to in Sections 6.B.3. and 4. above; and

                          b. in the case of the matters referred to in Sections
6.B.3. and 4. above, at least 20 days' prior written notice of the date of a shareholders meeting at which a vote on such matters shall take place or the effective date of any written consent (and specifying the material terms and conditions of the proposed transaction or event and the date on which the holders of Preferred Stock and Common Stock shall be entitled to exchange their Preferred Stock and Common Stock for securities or other property deliverable upon the occurrence of such event and the amount of securities or other property deliverable upon such event).


               7. Compliance With Act; Transferability of Warrant; Disposition of Shares.

               A. Legends. This Warrant and the Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               B. Transferability and Non-negotiability of Warrant and Shares. This Warrant and the Shares issued upon exercise thereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 7 B, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.



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

               8. Financial Information. So long as Holder continues to hold a warrant to purchase at least 25,000 shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of Series A Preferred Stock (collectively, the "Securities"), the Company will furnish the following information to the Holder:

                      (i). Annual Financials. As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, the Company will provide the holder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail, certified by independent public auditors of recognized national standing selected by the Company; provided, however, that until the Company shall have revenues in excess of $10,000,000, such financial statements may be reviewed but not audited.

                      (ii). Quarterly Financials. As soon as practicable after the end of each fiscal quarter (except the fourth fiscal quarter), and in any event within 45 days thereafter, the Company will provide the Holder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal quarter, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes and for minor year-end adjustments), all in reasonable detail, certified by the chief financial officer of the Company.

               9. Listing on Securities Exchanges; NASD Fees.Company will list on each national securities exchange on which any Common Stock is at any time listed, subject to official notice of issuance, and will maintain, so long as any other shares of its Common Stock will be so listed, all shares of Common Stock from time to time issuable upon the conversion of the Shares; and Company will so list on each national securities exchange, and will maintain such listing of any shares of Company's capital stock, including Shares issuable upon the exercise or conversion hereof if and so long as Company lists any shares of capital stock of the same class on such national securities exchange. Any such listing will be at the Company's expense. The Company shall pay all such fees and file all such applications, notices and forms required to be filed by or with any such securities exchange or the National Association of Securities Dealers such that Shares shall be deliverable upon the exercise or conversion hereof by Holder.

               10.    Miscellaneous.



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


               No fractional shares of the Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to be wholly performed in the State of California. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

                                      3D\FX INTERACTIVE, INC.


                                      By:   /s/ Ross Smith
                                            ------------------------------------

                                      Title: Vice President
                                            ------------------------------------


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                                   APPENDIX A

                               NOTICE OF EXERCISE

TO:

               1. The undersigned hereby elects to purchase _________ shares of the __________ of 3D\fx Interactive, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

                      2. Please issue a certificate or certificates representing said shares of the ______________ in the name of the undersigned or in such other name as is specified below:

                      3. The undersigned represents it is acquiring the shares of _____________ solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.


                              ---------------------------------
                                            (Name)

                              ---------------------------------
                                           (Address)

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------
                               (Taxpayer Identification Number)



--------------------------------
     [print name of Holder]

By:
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Title:
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Date:
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